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                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (Dollars in thousands)

                                                                                                                  Six Months
                                                                                                                     Ended
                                                                 Fiscal Year Ended March 31,                     September 30,
                                                    ----------------------------------------------------       -----------------
                                                     1992        1993        1994        1995       1996        1995       1996
                                                    -------     -------     -------     ------     ------      ------     ------
Income before interest and income taxes             $(3,831)     3,661      (5,055)     23,123     40,647      20,638     26,600
Portion of rental expense deemed to
represent interest                                    1,699      1,914       2,174       2,678      2,997       1,294      1,251
                                                    -------     ------      ------      ------     ------      ------     ------
Earnings (loss) before fixed charges                $(2,132)     5,575      (2,881)     25,801     43,644      21,932     27,851
                                                    =======     ======      ======      ======     ======      ======     ======

Interest expense                                    $ 3,862      3,582       4,044       7,514     14,419       6,548      7,972
Portion of rental expense deemed to
represent interest                                    1,699      1,914       2,174       2,678      2,997       1,294      1,251
                                                    -------     ------      ------      ------     ------      ------     ------
Fixed charges                                       $ 5,561      5,496       6,218      10,192     17,416       7,842      9,223
                                                    =======     ======      ======      ======     ======      ======     ======
Ratio of earnings to fixed charges                      n/a        1.0         n/a         2.5x       2.5x        2.8x       3.0x
                                                    =======     ======      ======      ======     ======      ======     ======
Deficiency of earnings to fixed charges             $(7,693)       n/a      (9,099)      n/a          n/a         n/a        n/a
                                                    =======     ======      ======      ======     ======      ======     ======
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